Exhibit 99.1

Enhabit Announces Agreement with Cruiser Capital and Harbour Point Capital

Board Appointments Support the Company’s Previously Announced Board Transition Plan

DALLAS – March 30, 2023 – Enhabit, Inc. (NYSE: EHAB) (“Enhabit” or the “Company”), a leading national home health and hospice provider, today announced an agreement with Cruiser Capital Advisors LLC (“Cruiser”) and Harbour Point Capital Management LP (“Harbour Point” ), which collectively own approximately 4.7% of the outstanding shares of Enhabit’s common stock, pursuant to which Enhabit has appointed Stuart McGuigan and Barry Schochet to its board of directors, effective immediately. With these appointments the Company’s board will expand temporarily to 13 directors.

As Enhabit previously disclosed in May 2022 ahead of the completion of its separation from Encompass Health Corporation (“Encompass Health”), five of its board members previously served on the board of directors of Encompass Health and remain on Enhabit’s board on a transitional basis to assist Enhabit’s start up as a public company, leveraging their knowledge of the business and experience as public company directors (the “Transition Plan”). The appointments of Mr. McGuigan and Mr. Schochet support the advancement of the Company’s Transition Plan. The board reemphasizes its commitment to an orderly transition whereby at least four of the five transitional Encompass Health board members will step down from the board at or before the 2024 annual meeting of stockholders.

In conjunction with the appointment of the two directors, the Company has entered into a cooperation agreement with Cruiser and Harbour Point Capital (together, the “Investor Group”). In addition to the director appointments, the cooperation agreement provides that the Investor Group will support the board’s full slate of directors at the annual meeting and will abide by customary standstill, voting and other provisions. The complete agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

“We are pleased to strengthen the Enhabit board with the additions of Stuart and Barry as new independent directors,” said Leo I. Higdon Jr., Chairman of the Enhabit board. “With Enhabit still in its first full year operating as a public company, we believe today’s announcement underscores our board refreshment efforts. Stuart brings over 30 years of information and technology experience with successful Chief Information Officer roles at a variety of organizations where technology and data analytics were critical to their success. Barry is a highly accomplished healthcare industry executive and investor with more than three decades of experience. We look forward to working together as we continue to focus on meeting the needs of our patients and enhancing stockholder value.”

“With technology playing an increasingly important role in successfully delivering high-quality, cost-effective care, I look forward to working closely with the board and management team toward our shared goal of driving value for Enhabit,” said Mr. McGuigan.

“I am honored to be joining the Enhabit board,” said Mr. Schochet. “Enhabit has a diverse portfolio, a strong pipeline and a talented team in place today and is well positioned to deliver superior, cost-effective care where patients most prefer it: in their homes. I am excited for the opportunity to help the Company advance its objectives for growth and value creation.”

Keith Rosenbloom, Managing Member of Cruiser Capital Advisors, said, “We believe Enhabit’s intrinsic value is underappreciated, and it has the potential to generate tremendous returns for investors – particularly given the level of consolidation activity in the industry. As shareholders we appreciate the constructive engagement we have had with the Enhabit leadership team and Board and are pleased the Company is strengthening its Board with these two additions. We view today’s announcement as a positive development for all Enhabit stockholders.”

Goldman Sachs & Co. LLC is serving as financial advisor to Enhabit, Sidley Austin LLP is serving as legal advisor to Enhabit and Foley & Lardner LLP is serving as legal advisor to the Investor Group.

About Stuart McGuigan

Stuart McGuigan currently serves as a Senior Advisor at McKinsey & Company. Prior to this position, he served as Chief Information Officer (CIO) of the U.S. Department of State. As CIO, he established technology strategic direction and provided oversight for $2.4 billion of technology programs across the Department. McGuigan joined the Department of State from Johnson & Johnson, where he was responsible for global Information Technology strategy and operations for an organization with 130,000 employees at over 170 overseas and domestic locations. Prior to Johnson & Johnson, McGuigan served as Senior Vice President and CIO of CVS Caremark, Senior Vice President and CIO of Liberty Mutual and Senior Vice President of Information Services for Medco Health Solutions. McGuigan currently serves as a director of Posit PBC and M2GEN.

Mr. McGuigan holds Master of Science and Master of Philosophy degrees in the Cognitive Science program at Yale University and has a Bachelor of Arts degree in psychology from Fairfield University.

About Barry Schochet

Barry Schochet serves as a Healthcare Operating Partner at CIC Partners, an investment firm with an investment record spanning more than 30 years and representing greater than $1 billion in aggregate realized proceeds. Prior to his current role at CIC Partners, Mr. Schochet served as the President and CEO of BPS Health Ventures, a healthcare consulting and investment firm. In addition, Mr. Schochet served as Vice Chairman and a number of other senior executive positions, including President of the Hospital Division, at Tenet Healthcare (NYSE: THC) and predecessor National Medical Enterprises from 1979-2004. During his tenure, Tenet reached revenues of over $13 billion. Mr. Schochet has previously served as a director for several health care companies, including Omnicare (NYSE:OCR), until it was acquired by CVS (NYSE: CVS), and Agiliti (NYSE: AGTI). Mr. Schochet currently serves as a director of BroadJump LLC and as an advisor to Rendina Health Care Real Estate.

Mr. Schochet holds Master of Hospital Administration degree from George Washington University and a Bachelor of Arts degree in zoology from the University of Maine.

About Enhabit Home Health & Hospice

Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. Enhabit’s team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 252 home health locations and 105 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.

Additional Information

The Company intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for the Company’s 2023 annual meeting of stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the Company’s definitive proxy statement, an accompanying proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC when they become available at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the Company’s Investor Relations website at http://investors.ehab.com or by contacting the Company’s Investor Relations Department at InvestorRelations@ehab.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2023 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Information Statement, a copy of which is filed as Exhibit 99.1 and incorporated by reference in the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2022. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above.

Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Form 10 Registration Statement dated June 14, 2022 and subsequent quarterly reports on Form 10-Q, each of which can be found on the Company’s website at http://investors.ehab.com and the SEC’s website at www.sec.gov.

Investor Contact

Mark Brewer

Mark.Brewer@ehab.com

469-860-6061

Media Contact

Andy Brimmer / Adam Pollack / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449